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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D. C.  20549





                                    --------------

                                       FORM 8-K

                                    CURRENT REPORT

                       Filed pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

        DATE OF REPORT  (Date of Earliest Event Reported):    JANUARY 30, 1997


                       NEW ENGLAND LIFE PENSION PROPERTIES IV;
                          A REAL ESTATE LIMITED PARTNERSHIP

                (Exact Name of Registrant as Specified in Its Charter)


         MASSACHUSETTS                 0-15429                    04-2893298
(State or Other Jurisdiction     (Commission File No.)          (IRS Employer
       of Incorporation)                                     Identification No.)

         399 BOYLSTON STREET, BOSTON, MASSACHUSETTS                 02116
           (Address of Principal Executive Offices)               (Zip Code)

                                    (617) 578-1200
                 (Registrant's Telephone Number, Including Area Code)


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant is the managing general partner of Lee Partners, a joint venture which owns the property known as Reflections Apartments located in Ft. Myers, Florida. During 1996, Lee Partners engaged a new property manager. The former property manager maintained the financial records for the property in Maryland; the new property management company is located in Florida, and will maintain the financial records there. The independent accountants for Lee Partners have been Reznick Fedder & Silverman, a regional public accounting firm primarily located in Maryland.

Solely to facilitate the logistics between the new property manager and the independent accountants for the venture, the managing general partner of Lee Partners elected to engage as certifying accountants a national firm, Ernst & Young LLP. The engagement of Ernst & Young LLP is effective on January 31, 1997.

In its report on the financial statements of the Registrant for 1995 and 1994, Price Waterhouse LLP, the principal independent accountants for the Registrant, has expressed reliance on the report of Reznick Fedder & Silverman. The reports of both Price Waterhouse LLP and Reznick Fedder & Silverman contained no adverse opinion or disclaimer of opinion, and were unqualified, for those years.

During 1994 and 1995, and since the issuance of its independent auditor's report for 1995, there have been no disagreements with Reznick Fedder & Silverman on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure.

A letter from Reznick Fedder & Silverman, indicating its agreement with the statements made in this Item 4 is filed herewith.





ITEM 7.  LIST OF EXHIBITS

Letter from Reznick, Fedder & Silverman dated January 30, 1997.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  NEW ENGLAND LIFE PENSION PROPERTIES IV;
                                  A REAL ESTATE LIMITED PARTNERSHIP

                             By:  Fourth Copley Corp.
                                  Managing General Partner


                             By:  /s/ Daniel C. Mackowiak
                                  ------------------------------------
                                  Daniel C. Mackowiak
                                  Vice President of the
                                  Managing General Partner


Date:    February 4, 1997


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